1 NASDAQ: July 14 th , 2015 ZX008 Development Update Recent FDA correspondence (Type C meeting) clarified requirements for ZX008 IND and Phase 3 program Exhibit 99.1

CMC and Non-Clinical Aspects
CMC
•
Drug substance synthetic pathway, starting material and validation strategy confirmed
•
General agreement with drug substance and drug product specification attributes
–
Phase 3 supplies: drug substance manufactured; liquid oral formulation manufactured and on stability
Non-clinical
•
IND to initiate Phase 3 studies requires histopathology data (particularly on heart valves) from the recently completed juvenile toxicology dose-range finding study
–
Data complete and clean; full report in July
–
IND submission on track for end of August
•
FDA confirmed reproductive and developmental toxicity and carcinogenicity studies can be conducted as post-marketing commitments

Clinical and Regulatory Aspects
Clinical
•
FDA agreed that Zogenix’s proposal of two double-blind, randomized, controlled Phase 3 studies plus one long-term, open label extension study should be sufficient to support registration, pending review of study outcomes
•
FDA favored a fixed, multiple-dose, parallel arm, placebo-controlled design
•
Dosing in mg/kg will provide similar exposures across age/weight range
Regulatory
•
Confirmed 505(b)(2) NDA submission is acceptable
•
Fast Track Designation application encouraged once IND is active

ZX008
Phase 3 Study Design
8 WEEKS
BASELINE
OBSERVATION
12 WEEKS
TREATMENT
N = 105
Ages 2 –
18
Two identical studies, one US and one multinational
Q4 2015 initiation
Open Label
Safety Study
ZX008
High dose
ZX008
Low dose
Placebo
Initial Screen

Pivotal Study Objectives
Efficacy Endpoints
•
Primary Endpoint
–
% change in convulsive seizures from baseline
•
Key Secondary Endpoints
–
Responder analysis (Primary endpoint for EU study)
–
Convulsive seizure-free interval
•
Other Secondary Endpoints
–
Episodes of status epilepticus
–
Caregiver Global Impression of Change
–
QoL
Safety Assessment
•
AEs
•
Cardiac
–
Periodic ECG and Doppler echocardiograms

Back-up only 6

ZX008
Phase 3 Study Design Submitted to FDA
UP TO
28 DAYS
4 WEEKS
BASELINE
OBSERVATION
4-12 WEEKS
TITRATION
12 WEEKS
MAINTENANCE
Titrate to Next
Dose if <75%
Reduction in
Seizure
Frequency
N = 56
Ages 2 -
18
Open Label
Safety Study
Option
Placebo
Placebo
ZX008
ZX008
2.5 mg, 5 mg,
10 mg
Screening